Exhibit 99.4

Schedule II — Valuation and Qualifying Accounts

		Additions	Deductions
		charged to	charged to	Ending
	Beginning balance	income	reserve	balance
Accounts receivable allowances-2004	$1,341,000	$2,040,000	$2,098,000	$1,283,000
Accounts receivable allowances-2003	$1,654,000	$1,889,000	$2,202,000	$1,341,000
Accounts receivable allowances-2002	$1,723,000	$2,252,000	$2,321,000	$1,654,000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Renaissance Learning, Inc. and Subsidiaries
Wisconsin Rapids, WI

     We have audited the consolidated financial statements of Renaissance Learning, Inc. and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated February 21, 2005 (May 19, 2005 as to the classification of Generation21 Learning Systems, LLC as discontinued operations described in Notes 2 and 17); such report is included elsewhere in this Form 8-K. We have audited management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, and have issued our report thereon dated February 21, 2005; such report is included in the Company’s Form 10-K for the year ended December 31, 2004. Our audits also included the consolidated financial statement schedule of the Company listed as Exhibit 99.4 to this Form 8-K. This consolidated financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 21, 2005
(May 19, 2005 as to the classification of Generation21 Learning Systems, LLC as discontinued operations described in Notes 2 and 17)

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